Exhibit 99.1

PDS Biotech Announces the Publication of PDS0301 Study Linking Induced Changes in Immune Responses with Clinical Outcomes in International Immunopharmacology Journal

National Cancer Institute (NCI)-led research of PDS0301, a novel investigational tumor-targeting IL-12 fusion protein, shows dose-dependent, immune responses and association with improved clinical outcomes

FLORHAM PARK, N.J., March 1, 2023 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, announced that clinical research conducted by the NCI, one of the Institutes of the National Institutes of Health, was published in the peer-reviewed journal, International Immunopharmacology.  The clinical study assessed immune changes in relation to the dose level and dosing schedule of PDS0301 (NHS-IL12), a novel investigational fusion protein consisting of a tumor-targeting antibody conjugated to Interleukin 12 (IL-12).  The study also evaluated the correlation of several treatment-related immunological changes with clinical responses.

As described in the paper, titled, “Immune correlates with response in patients with metastatic solid tumors treated with a tumor-targeting immunocytokine NHS-IL12,” the researchers at the NCI evaluated a subset of 23 patients with advanced cancers who participated in a Phase 1 clinical trial of PDS0301.  Patients were dosed every 2 weeks with PDS0301 at one of two levels – 12.0 mcg/kg and 16.8 mcg/kg – or every 4 weeks at 16.8 mcg/kg to identify dosing amounts and regimens of PDS0301 that correlate with higher levels of immune activation, including quantities of CD8 T cells, immune suppressive T regulatory cells, natural killer cells (NK) and natural killer T cells (NKT).

Patients receiving the higher dose of PDS0301 generated “a more robust immune activation compared to a lower dose,” including a greater expansion of NK, NKT, and CD8 T cells. Additionally, patients treated with the higher dose at two-week intervals had a greater response than patients receiving treatment every four weeks in the study. Importantly, greater increases were seen at the higher dose level in the serum pro-inflammatory cytokines IFNγ and TNFα, and soluble PD-1 (sPD-1). Studies found that increases in sPD-1 post-therapy have been associated with improved survival in various cancers and may indicate re-activation of CD8 T cells.

The ability to limit exposure of IL-12 in the circulating blood, and to increase its presence within the tumors constitutes a significant advancement in the development of cytokine-based immunotherapy. “The research published by the NCI demonstrates the potential of PDS0301 as a tumor-targeting IL-12 and its ability to stimulate immune activation and increase the frequency of CD8 T cells and certain NK cell subsets to potentially overcome the immunosuppressive tumor microenvironment,”  stated Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech.  “Importantly, this study appears to demonstrate the safety and tolerability of biologically active doses of PDS0301 and reports increases in specific immune cells that were associated with PDS0301 administration and improved clinical outcomes."

The publication also summarizes clinical results from a study combining PDS0301, with a checkpoint inhibitor and PDS0101, PDS Biotech’s HPV-targeted immunotherapy that has been shown to promote induction of multifunctional, tumor-infiltrating killer T-cells.  In this study in advanced HPV-positive anal, cervical, head and neck, vaginal, and vulvar cancers patients with checkpoint inhibitor refractory disease, 63% of patients who received the 16.8 mcg/kg dose had an objective response.

About PDS0301

PDS0301 is a novel investigational tumor-targeting Interleukin 12 (IL-12) that enhances the proliferation, potency and longevity of T cells in the tumor microenvironment. Together with Versamune® based immunotherapies PDS0301 works synergistically to promote a targeted T cell attack against cancers. PDS0301 is given by a simple subcutaneous injection. Clinical data suggest the addition of PDS0301 to Versamune® based immunotherapies may demonstrate significant disease control by shrinking tumors and/or prolonging survival in recurrent/metastatic cancers with poor survival prognosis.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, PDS0301, and Infectimune™ T cell-activating platforms. We believe our targeted Versamune® and PDS0301 based candidates have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells.  To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the success of the Company’s license agreements, including the potential for the clinical and nonclinical data available under the Company’s exclusive license agreement with Merck KGaA  to aid in the development of the Versamune® platform;  and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:

Tiberend Strategic Advisors, Inc.
Dave Schemelia
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dschemelia@tiberend.com

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bborden@tiberend.com